UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2005, the Compensation Committee of the Board of Directors of Fifth Third Bancorp (“Fifth Third”) amended the Fifth Third Stock Option Gain Deferral Plan as set forth in Annex 1 hereto. The amendment to the Plan eliminates the future ability of participants in the Plan to defer receipt of shares of Fifth Third common stock upon exercise of stock options that had not yet been exercised as of the date of the amendment. The receipt of shares of Fifth Third common stock that had been previously issued upon exercise of stock options and deferred under the terms of the Plan, will continue to be deferred until paid as set forth in the Plan.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Amendment No. 1 to Fifth Third Bancorp Stock Option Gain Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP

(Registrant)

May 26, 2005	/s/ R. MARK GRAF
R. Mark Graf
Senior Vice President and Chief Financial Officer